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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
U.S. Foodservice:



We consent to incorporation by reference in this registration statement on Form S-3 (No. 333-67553) of U.S. Foodservice of our report dated August 14, 1998, relating to the consolidated balance sheets of U.S. Foodservice and Subsidiaries as of June 28, 1997 and June 27, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 10-K/A-1 of U.S. Foodservice for the year ended June 27, 1998 and to the reference to our firm under the heading "Experts" in such registration statement.

KPMG LLP

Baltimore, Maryland
February 1, 1999

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                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Valley Industries, Inc. and
 Z Leasing Company:



We consent to the incorporation by reference in the registration statement of U.S. Foodservice on Form S-3 (No. 333-67553) of our report dated June 17, 1996, with respect to the combined statements of earnings, stockholders' and partners' equity, and cash flows of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) for the year ended January 31, 1996, which report appears in the Form 10-K/A-1 of U.S. Foodservice for the year ended June 27, 1998 and to the reference to our firm under the heading "Experts" in such registration statement of U.S. Foodservice.

KPMG LLP

Baltimore, Maryland
February 1, 1999